SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 10, 2015

SELECTICA, INC.

(Exact name of Company as specified in Charter)

Delaware (State or other jurisdiction of incorporation or organization)	000-29637 (Commission File No.)	77-0432030 (IRS Employee Identification No.)

2121 South El Camino Real

San Mateo, California 94403

(Address of Principal Executive Offices)

(650) 532-1500
(Issuer Telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions (see General Instruction A.2 below).

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13(e)-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

The Annual Meeting of the stockholders (the “Annual Meeting”) was held on September 10, 2015. The following matters were voted on at the Annual Meeting. The matters are more fully described in the Company’s Definitive Proxy Statement for the 2015 Annual Meeting, as filed with the SEC on July 29, 2015 (the “Proxy Statement”).

1.

Election of Directors. The six nominees named in the Proxy Statement were elected with the following votes to the Company’s Board of Directors, to serve until the Company’s 2016 Annual Meeting, or until their successors are elected and qualified:

	FOR	AGAINST	ABSTAIN	BROKER NON-VOTE
Michael Brodsky	5,168,175	330,625	31	1,401,218
Patrick Stakenas	5,487,777	11,003	51	1,401,218
Alan Howe	5,182,893	245,982	69,956	1,401,218
J. Michael Gullard	5,182,873	245,982	69,976	1,401,218
Lloyd Sems	5,182,893	245,982	69,956	1,401,218
Michael J. Casey	5,185,912	242,932	69,987	1,401,218

2.

The proposal to ratify the appointment of Armanino LLP (“Armanino”) as the Company’s registered independent public accounting firm for the fiscal year ending March 31, 2016. The proposal passed with the following votes:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTE
6,895,818	4,230	1	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 11, 2015

SELECTICA, INC.

By:	/s/ Todd Spartz
Name:	Todd Spartz
Title:	Chief Financial Officer